Filed pursuant to Rule 424(b)(3)

SEC File No. 333-165760.

Prospectus

OICco Acquisition IV, Inc.

9,000,000 Shares of Common Stock

 $0.02 per share

Under the 419 registration OICco Acquisition IV, Inc. (the “Company”) the Company sold 1,000,000 shares at a price of $0.02 per share to 32 investors.

The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company (the “Trustee” or the “Escrow Agent”) fbo OICco Acquisition IV, Inc. All subscription funds are being held in escrow by the Trustee in a non-interest bearing Trust Account. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled “Plan of Distribution” herein. Neither the Company nor any subscriber shall receive any interest payments no matter how long subscriber funds might be held. The offering has terminated on April 7, 2014, other than the reconfirmation offering for the 1,000,000 shares that have been already sold.

Prior to this offering, there has been no public market for OICco Acquisition IV, Inc.’s common stock. The Company is a development stage company that currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company conducted a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “SEC.”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds and the securities to be issued to investors were deposited in an account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 31.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 14, 2014

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PART I: INFORMATION REQUIRED IN PROSPECTUS

Reconfirmation Offering

Shareholders are being asked to reconfirm their investment given these proposed acquisitions and such acquisitions will not be completed unless at least 80% of the investors reconfirm their offering.

The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company (the “Trustee” or the “Escrow Agent”) fbo OICco Acquisition IV, Inc. All subscription funds are being held in escrow by the Trustee in a non-interest bearing Trust Account. There is $20,000 dollars held in escrow and a total of 1,000,000 shares were sold on a .02 per share basis. As of this filing no funds have been disbursed from escrow proceeds.

On April 11, 2014, we entered into a Share Exchange Agreement and Plan of Reorganization (“Agreement”) with VapAria Corporation (“VapAria”), a private company incorporated in Minnesota on March 10, 2010 with offices at 5550 Nicollet Avenue, Minneapolis, MN 55419. At the closing of the Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 36,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”) will be issued to VapAria shareholders holding 100% of the issued and outstanding common shares of VapAria and 500,000 shares of our 10% Series A convertible preferred stock (“Preferred Stock”) will be issued to VapAria shareholders holding 100% of the issued and outstanding shares of VapAria’s 10% Series A convertible preferred stock. Upon completion of the foregoing transactions, (i) VapAria will become our wholly-owned subsidiary, (ii) VapAria’s common stockholders will acquire 80% of our issued and outstanding common stock, and (iii) VapAria’s holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock, and (iv) we will change our name to VapAria Corporation.

VapAria, a development stage company, was founded in 2010 to engage in the research and development of vaporizing technologies and formulas and became operational in 2013. Prior to forming the Company and prior to directing it to become operational, the principals of VapAria had 28 years collective experience in vaporization and e-cigarette technology, having been partners in a joint venture with pioneers in the industry and having had undertaken significant work internationally researching and developing products, shepherding them through the patent process and introducing them into the US wholesale and retail supply chain. VapAria has licensed the rights to a patent and the option to license two pending patents related to vaporizing device technology and various formulas and expects to use this intellectual property to develop, manufacture and launch products into fast growing, dynamic markets in the US and throughout the world, including the smoke free tobacco alternative market (e-cigarettes); the over the counter (OTC) consumer market with products intended to increase energy and alertness, suppress appetite and aid in restful sleep and the pharmaceutical market – partnering with international pharmaceutical companies that desire to utilize our technologies to maximize and extend the value and the lives of their proprietary, patented portfolios.

VapAria has no revenues to date, and does not anticipate that it will generate revenues until at least the third quarter of 2015. VapAria incurred a net loss of approximately $50,000 since inception. Since its inception VapAria has had very limited operating capital, and has relied on a loan of $50,000 from a founder, but the Company’s principals have invested in excess of $500,000 in research and development and patent activities related to their technologies and they invested $2,514,435 in the joint venture before it dissolved.

Management intends that its near-term business focus will be to develop and successfully launch a product in partnership with well-capitalized and experienced industry participants based on an exclusive license and exclusive options to license patented and patent-pending technologies and formulations designed to significantly improve on current e-cigarette technology and other consumer products in the marketplace today.

The Company is also exploring commercializing a lobelia formulation, for which it has an exclusive license, for the e-cigarette and vapor market in the near term. This patent covers a formulation for an FDA exempt herbal remedy that contains lobeline, an alkaloid that produces effects similar to nicotine and caffeine and can be commercialized as a smoking alternative and respiratory tonic and restorative. The benefits of commercializing this formulation include providing a product into today’s e-cigarette and vapor market that would not be subject to taxes similar to tobacco taxes that are now being introduced throughout the country on nicotine-containing products.

The ability of VapAria to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the company is unable to continue as a going concern.

During the next year, VapAria’s foreseeable cash requirements will include protection prosecution activities and ordinary business expenses associated with identifying, meeting with and negotiating with potential business partners. Such expenses could include the establishment of salaries and benefits for key members of the management and administrative team, and payment of expenses associated with research and development. Absent funding, VapAria will experience a cash shortfall and will not be able to accomplish its business plan.

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Historically, it has relied on a loan of $50,000 by its founders and resources of several founders and its management has worked without compensation. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material an adverse effect upon it and its shareholders.

See additional information in Business of the Acquisition Candidate below.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i)	Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii)	Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii)	The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments; and

(iv)	If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i)	The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and iii above have been met; and

(ii)	Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor. Investors must notify the Company of their election on or before August 28, 2014. Each investor will be mailed an election form to complete and sign which will then be mailed back to the Company at 5881 NW 151st Street, Suite 216, Miami Lakes, FL 33014.

Use of Proceeds

The Company intends to use the proceeds from this offering as follows:

	$20,000 Raised in Offering
Application Of Proceeds	$	% of total

Total Offering Proceeds	$20,000	100.00%

Net Offering Proceeds	$20,000	100.00%
Working Capital (1) -	$20,000	100.00%

Total Use of Proceeds	$20,000	100.00%

(1) The category of Working Capital includes legal fees, accounting fees, printing costs, postage, communication services, overnight delivery charges, consulting fees, and other general operating expenses.

Determination of Offering Price

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or

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appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The Company sold 1,000,000 shares at a price of $0.02 per share to 32 shareholders in the offering.

Dilution

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the proceeds of this offering net of the offering expenses, our net book value will be $18,000 or $.02 per share. Therefore, the purchasers of the common stock in this offering incurred an immediate and substantial dilution of approximately $0.018 per share while our present stockholders received an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 90% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

$20,000 Offering

Offering Price Per Share	$0.02

Book Value Per Share Before the Offering	$0.0

Book Value Per Share After the Offering	$0.018

Net Increase to Original Shareholder	$0.018

Decrease in Investment to New Shareholders	$0.002

Dilution to New Shareholders (%)	90%

Plan of Distribution

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Miguel Dotres, the sole officer and director of the Company. The Company must sell all of the shares of the new issue (1,000,000 shares) prior to sale of any shares held by Mr. Dotres (8,000,000 shares). Potential investors include, but are not limited to, family, friends, and acquaintances of Miguel Dotres. The intended methods of communication include, without limitation, telephone and personal contact. In efforts to sell this offering, no mass advertising methods such as the interest or print media will be used. Every potential purchaser will be provided with a prospectus at the time any offer is made, as well as a copy of the subscription agreement.

Checks payable as disclosed herein received in connection with sales of our securities will be transmitted immediately into an Escrow Account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold. The shares from Miguel Dotres will be placed into the Escrow Account. The escrow agreement sets forth the offering priorities between the Company’s shares and those held by Miguel Dotres. The total offering by the Company must be subscribed prior to the offering of any shares by Mr. Dotres.

Miguel Dotres will not receive commissions for any sales originated on our behalf. We believe that Miguel Dotres is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Miguel Dotres, he:

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Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

Is not an associated person of a broker or dealer; and

Meets the conditions of the following:

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Miguel Dotres, our sole officer or director, shall be deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “SEC.”) under the Securities Act of 1933, as amended (the “Securities Act”).The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and the Company will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Branch Banking & Trust Co. FBO OICco Acquisition IV, Inc. (“Escrow Account”) and were deposited in a non-interest bearing bank account at escrow agent Branch Banking & Trust Co. until the escrow conditions are met. In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the company and no other funds shall be released to OICco Acquisition IV, Inc. until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate. The fee of the Escrow Agent is $2,500.00. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

Description of Securities to be Registered

Common Stock

OICco Acquisition IV, Inc. is authorized to issue 100,000,000 shares of common stock, $0.001 par value. The Company has issued 8,000,000 shares of common stock to date held by one shareholder of record. In addition, it has sold 1,000,000 shares currently held in escrow, together with the Dotres shares under Rule 419 to a total of 32 subscribers. All shares of common

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stock now outstanding are fully paid and non-assessable and all shares of common stock, which are the subject of this offering, when issued, will be fully paid and non-assessable.

Preemptive Rights

No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Preferred Stock

On June 25, 2014, we filed an Amended and Restated Certificate of Incorporation (“Amended Certificate”) with the Secretary of State of the State of Delaware. The Amended Certificate authorizes, in addition to 100,000,000 shares of common stock, 10,000,000 shares of preferred stock. The Board of Directors by resolution may divide and establish any or all of the unissued shares of preferred stock not then allocated to any series and fix and determine the preferences, limitations and relative rights of the shares of each series so established. To facilitate the share exchange with the VapAria shareholders, 500,000 shares of the preferred stock have been designated as 10% Series A Convertible Preferred Stock (“Preferred Stock”) with the following designations and preferences:

•	convert into common stock on 1:1 basis upon five year anniversary of issuance (or sooner upon a change in control);
•	Entitled to 10% dividend payable in shares of OICco common stock;
•	Liquidation preference equal to stated value ($1.00 per share) of outstanding shares of Preferred Stock; and
•	No voting rights except as required by law.

The designations and preferences of the Preferred Stock do not provide for any rights of the holder to require redemption. We may, out of legally available funds, redeem the Preferred Stock at its Stated Value.

Upon closing of the Agreement holders of VapAria preferred stock will exchange their shares of VapAria preferred stock for 500,000 shares of our Preferred Stock.

The right of the Board of Directors without shareholder approval to establish any additional series of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

This section must be read in conjunction with the Financial Statements included in this prospectus.

Plan of Operation

OICco Acquisition IV, Inc. was incorporated on December 21, 2009.

We intend to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities and further describes such businesses herein.

The Company had obtained audited financial statements of the target entity and this reconfirmation offering must be completed prior to the consummation of the merger/acquisition.

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as an SEC reporting company. This proposed business combination will result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

General Business Plan

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act

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registered corporation. The Company has not restricted its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Management of the Company, while not experienced in matters relating to the new business of the Company, has relied upon its own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company’s legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company’s management has never used outside consultants or advisors in connection with a merger or acquisition.

Acquisition Opportunities

In implementing a structure for a particular business acquisition, the Company will become a party to a share exchange agreement with another corporation. On the consummation of a transaction, the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company’s director will resign and be replaced by new directors without a vote of the Company’s shareholders. In connection with the share exchange with the VapAria shareholders, we will, prior to closing, amend our Articles of Incorporation to provide for a series of convertible preferred stock.

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company’s director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company’s shareholders.

Mr. Dotres must sell his shares at $0.02 per share, if at all, during the offering period. It is anticipated that, after the offering period is closed, Mr. Dotres may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a “shell” company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company’s securities may have a depressive effect on the value of the Company’s securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called “tax-free” reorganization under Sections 368a or 351 of the Internal Revenue Code (the “Code”).

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company’s assets and liabilities, the Company’s

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shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company’s then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity that cannot provide independent audited financial statements. The Company will need to file such audited statements as part of this post-effective amendment (reconfirmation). In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

Emerging Growth Company

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.  Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

OICco Acquisition IV, Inc.’s operations and corporate offices are located at 4412 8th Street SW, Vero Beach, FL 32968, with a telephone number of (954) 362-7598.

OICco Acquisition IV, Inc.’s fiscal year end is Dec. 31.

Current Management

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus.

Name	Age	Position	Period of Service(1)

Ron Davis(3)	72	President, Secretary, Treasurer, and Director	July 2009 to July 2013

Miguel Dotres(2)	42	President, Secretary, Treasurer, and Director	July 2013

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Notes:

(1)	Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. Dotres is the sole director and he appointed himself as the company’s sole officer and will hold office until resignation r removal from office.

(2)	Mr. Dotres has outside interests and obligations other than OICco Acquisition IV, Inc. He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, OICco Acquisition IV, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters other than Miguel Dotres.

(3)	Mr. Davis our initial director, served as President, Secretary, Treasurer and Director until he resigned on July 1, 2013

Background of Directors, Executive Officers, Promoters and Control Persons

Miguel Dotres, President, Secretary, Treasurer, Director, Sole Shareholder, age 42.

In December 2004 Mr. Dotres founded Internet Entertainment Programming Network Inc. This company was organized to produce internet radio stations and programming solutions. Dotres was Chief Executive Officer of the company. From inception to Dotres resignation from the company, he provided management and financial backing. In addition, he was instrumental in raising capital to facilitate future growth. As of December 2006, Dotres resigned his position to seek other opportunities and continued acting in a limited advisory role with the company until June 2007.

In February 2006 Dotres co-founded Grid Merchant Partners Inc., an internet based credit card processing and e-check processing company. Grid Merchant Partners electronic transactions included Visa, MasterCard, AMEX, Discover, Debit and EBT. In March 2007 Payless Telecom Solutions publicly traded company (PYSJ) acquired Grid Merchant Processing Inc. and Dotres resigned his position April 2007.

In September of 2007 Mr. Dotres became the Chief Operations Officer for Merlot Inc. a Florida restaurant company that operated two restaurants in Jupiter, FL. Dotres played an integral part in improving operations and increasing sales to over 1.5 million dollars. Dotres resigned from the company in July 2010 to seek other opportunities.

From July 2010 to present Dotres founded Diversified Corporate Investment Group Inc. and is the sole member and control person of this company. Mr. Dotres provides specialized business services to business seeking to build social media awareness and network in the social media space.

From January 2013 to October 2013. Dotres was the sole officer and director of OICco Acquisition I, Inc. OICco Acquisition I, Inc., engaged in a Rule 419 offering and acquired the issued and outstanding shares of Imperial Automotive Group, Inc.

From November 2013 to present Mr. Dotres was appointed as the sole officer and director of Petrus Resources Corporation.

Petrus Resources Corporation was incorporated in the State of Delaware on March 2, 2011, to engage in any lawful corporation undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. The proposed business activities of Petrus Resources Corporation classify the Company as a “blank check” company.

Ronald A. Davis, President, age 72

Mr. Davis was the initial sole officer, director and shareholder of the Company and thus was also a promoter of the Company. Mr. Davis currently has no involvement with the Company.

In December 2005, Davis founded St. Vincent Press, Inc. This company was organized to publish short run books with a small audience. Davis was Chief Executive Officer of the company. From inception to Davis’ resignation from the Company, he provided management and financial backing. In addition, he was instrumental in raising about $50,000 to facilitate future growth. As of December 2007, Davis resigned his position to seek other opportunities and is now acting in a limited advisory role with the company.

Davis was the sole officer and director of Bella Viaggio, Inc., a Reporting Company with the Securities and Exchange Commission. Davis formed this corporation in June 2007 for the purpose developing day spas and upscale hair salons. To date, Bella has not commenced business operations. As part of Davis’ efforts to simplify his operations, he has resigned his positions as President and director of Bella, and no longer has an interest in the company other than as beneficial owner of 16,000 shares of common stock.

From August 2007 to December 2007, Davis was the Treasurer of Friendly Auto Dealers, Inc., a Reporting Company whose common stock is currently listed on the Over the Counter Bulletin Board (“OTCBB”) under the trading symbol FYAD. He served in a limited role for this Company providing accounting services until he resigned from the Company. At the date of his resignation Friendly had not commenced business operations.

In February 2008, Davis founded Genesis Corporate Development, LLC and was the managing director where he provided business consulting services to start-up companies. Davis advised on such matters as business plan development, identifying angel groups interested in investments similar to the client’s project, and assisted with writing and developing business and

8

finance strategies. Prior to Genesis Corporate Development Davis operated his consulting services through Heartland Managed Risk, LLC (established in 2002.) This business was combined with Genesis in the spring of 2008. Genesis has since been dissolved.

In March 2008, Davis founded Walker, Bannister & Dunn, LLC and was the sole member and control person of this Company. Through this business Davis provided specialized consulting services to businesses seeking private and public equity financing. This Company has now been dissolved.

Since leaving the above positions, Mr. Davis has worked in various aspects of mergers and acquisitions. During his tenure as CEO of Caffe Diva, a public entity (described below), he successfully negotiated 41 acquisitions of competitors in a roll-up strategy that helped the company grow from six locations to 47 locations in nine states.

Davis is a member of the National Investment Bankers Association and Financial Services Exchange, both of which are associations of firms and individuals involved in the APO, IPO, Private Placement and merger and acquisitions.

Currently Davis owns approximately 34% of the common stock of Rangeford Resources, Inc. Davis is a minority shareholder and performs no management role for the Company; however, he may be deemed to be a control person because of his significant minority holding. Rangeford has not commenced operations except for investigating various oil and gas properties that in the view of management has the best prospects for success. To date, no agreements have been reached and the company continues to generate no revenues.

The registrant currently has no independent directors as the sole director of the company is Miguel Dotres.

Our officer and director is not a full time employee of our company and is actively involved in other business pursuits. He also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, she will experience conflicts in allocating his time among his various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

In general, officers and directors of a Delaware corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our Company is best suited to its needs or that an acquisition will ever occur.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Ronald Davis	2012	—	—	—	—	—	—	—
Officer and Director	2013	—	—	—	—	—	—	—

Miguel Dotres,
Officer and Director	2013	—	—	—	—	—	—	—

Directors’ Compensation

Our director is not entitled to receive compensation for services rendered to OICco Acquisition IV, Inc. or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts And Officers’ Compensation

Since our incorporation, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

9

Certain Relationships and Related Transactions

On or about Dec. 21, 2009, Ronald Davis, our officer and director, paid for expenses involved with the incorporation of OICco Acquisition IV, Inc. with personal funds on behalf of OICco Acquisition IV, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of the Securities Act.

The price of the common stock issued to Ronald Davis was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Miguel Dotres, the Company’s sole officer and director and Mr. Davis the initial founder and previous officer and director are the only promoters of the Company.

OICco Acquisition IV, Inc.
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class

Common	Miguel Dotres, President, Secretary, Treasurer and Director	8,000,000	88%
	All Directors and Officers as a group (1 person)	8,000,000	88%

Footnotes

(1) The address of the executive officer one director is c/o OICco Acquisition IV, Inc., 5881 NW 151 Street, Suite 216, Miami Lakes, FL 33014.

(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

During the year ended December 31, 2013, $3,500 was advanced by related parties for operating expenses of the Company. The amount is unsecured, non-interest bearing and due on demand.

INFORMATION ASSUMING THE SHARE EXCHANGE

IS CONSUMMATED

Assuming the Share Exchange is consummated the directors and executive officers will be as follows:

name	position	Age
Alexander Chong	Chief Executive Officer and Director	49
William Bartkowski	President, Chief Operating Officer	62
Dan Markes	Vice President, Chief Financial Officer and Director	52
Roger Nielsen	Vice President and Secretary	67

A description of the directors and executive officers is provided on page 41 under the caption Management Team of Acquisition Candidate.

None of the directors are independent directors. We do not anticipate that we will implement any board committees.

Subject to the availability of funding, we intend to compensate at least three executive officers through salary and stock based compensation. No determination has been made as to the amount of compensation although the level (assuming funding) is expected to be beneath the 50% level for average compensation for similarly positioned development stage companies. We have also not made any determination as to whether there will be employment agreements. To the extent compensation is paid to the executive officers, no additional compensation will be paid for serving as a director.

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Assuming the Share Exchange is consummated, there will be 45,000,000 shares of common stock outstanding and 500,000 shares of Preferred Stock outstanding.

The following tables set forth certain information assuming the Share Exchange is consummated with respect to the beneficial ownership of common stock and Preferred Stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes and by all officers and directors, as a group.

Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class

Common	Alexander Chong (1) CEO, Director	23,400,000	52%

	William Bartkowski (1) President, COO	—	—

	Dan Markes (1) Vice President, Chief Financial Officer, Director	2,200,000	4.9%

	Roger Nielsen (1) Vice President, Secretary	2,200,000	4.9%

	Miguel Dotres (2)	8,000,000	18%

	All directors and officers as a group (4 persons)	27,800,000	61.8%

(1)	Address is 5500 Nicolette Avenue, Minneapolis, Minnesota 55419

(2)	Address is 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014

Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class

10% Series A Convertible Preferred Stock (3)	Alexander Chong (1)(2) CEO, Director	475,000	95%

(1)	Owned through an affiliate of Alexander Chong

(2)	Address is 5500 Nicolett Avenue, Minneapolis, Minnesota 55419

(3)	The Preferred Stock has no voting rights except as required by law

Description of Property

We use a corporate office located at 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014. Office space, utilities and storage are currently being provided free of charge at the present time at this address. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Reports to Security Holders

1. After this offering, OICco will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

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2. After this offering, OICco will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company intends to file Form 8-K upon effectiveness of this registration.

3. The public may read and copy any materials OICco files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. OICco’s SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov.

Disclosure of Commission Position on Indemnification
for Securities Act Liabilities

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, OICco Acquisition IV, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by OICco of expenses incurred or paid by a director, officer or controlling person of OICco in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, OICco will, unless in the opinion of OICco legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Pearlman Schneider LLP is legal counsel to the Company. Pearlman Schneider LLP has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Pearlman Schneider LLP has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

Risk Factors

You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Rule 419 limitations may limit business combinations.

Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon completion of the minimum offering amount and therefore may not be returned to investors.

Discretionary use of proceeds; "blank check" offering leads to uncertainty as to future business success.

As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives.

Regulations concerning "blank check" issuers may limit business combinations.

The ability to register or qualify for sale the shares of our common stock included in this offering (the “Shares”) for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the

12

Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

Speculative nature of the Company's proposed operations results in no assurance of success.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. A related entity OICco Acquisition I, Inc. completed an acquisition and the same officer and director as the Company determined that the business of the acquired company was not significant enough to devote additional resources to and therefore chose not to expand the operations of the acquired entity but instead to pursue another acquisition. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

Scarcity of and competition for business opportunities and combinations may limit possible business combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

Change in control and management may result in uncertain management future.

A business combination involving the issuance of the Company's common stock will result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company will result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

Reduction of percentage share ownership following a business combination may result in dilution.

The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and will result in a change in control or management of the Company.

Federal and state taxation of business combination may discourage business combinations.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

Blue sky considerations may limit sales in certain states.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

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Business analysis by non professional may increase risk of poor analysis.

Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

Arbitrary offering price means shares may not reflect fair market value.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

No public market for Company's securities may limit the liquidity of the shares.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares eligible for future sale may increase the supply of shares on the market.

All of the 8,000,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act") (pending effectiveness of this registration statement). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by management eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. Dotres, our sole officer and director, shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933. The Company is a shell company and that as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as we meet the requirements of Rule 144(i)(2).

There is a potential dilution of our equity arising from VapAria’s Exclusive License and Option to License Agreement (the “Agreement”).

Assuming the Share Exchange Agreement and Plan of Reorganization is approved, the Agreement requires payment of up to $5 million to obtain the licenses related to certain patents. In addition, we will be required to pay a 10% dividend on the to-be-issued 10% Series A convertible preferred stock. Since both of these transactions may be paid with equity in lieu of cash, the payment in equity may cause dilution to our stockholders.

Authorization of “Blank Check” preferred stock may delay, defer or prevent change of control.

We have included in our amended and restated Articles of Incorporation the authorization to issue series of preferred stock with such preferences, limitations and relative rights as determined by the Board of Directors without shareholder approval. This may have the effect of delaying, deferring, or preventing a change in control.

14

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

OICco Acquisition IV, Inc.

(A Development Stage Company)

Vero Beach, Florida

We have audited the accompanying balance sheets of OICco Acquisition IV, Inc. (a development stage company) (the “Company”) as of December 31, 2013 and 2012 and the related statements of expenses, stockholders’ deficit, and cash flows for each of the years then ended, and for the period from December 21, 2009 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for each of the years then ended and for the period of December 21, 2009 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered recurring losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas
April 17, 2014

15

OICco Acquisition IV, Inc.
(A Development Stage Company)
Balance Sheets

	December 31,
	2013	2012
ASSETS

Total assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$2,685	$1,185
Note payable- related party	6,000	2,500
Total current liabilities	8,685	3,685

Stockholders’ deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800	800
Additional paid in capital	4,388	4,388
Deficit accumulated during the development stage	(13,873)	(8,873)
Total stockholders’ deficit	(8,685)	(3,685)

Total liabilities and stockholders’ deficit	$—	$—

See accompanying notes to financial statements.

16

OICco Acquisition IV, Inc.
(A Development Stage Company)
Statements of Operations

			Period from December 21, 2009 (Inception) to
	Year ended December 31,		December 31,
	2013	2012	2013
Revenues	$—	$—	$—

Operating expenses
General and administrative	—	—	873
Professional fees	5,000	—	13,000
Total operating expenses	5,000	—	13,873

Net loss	$(5,000)	$—	$(13,873)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average shares outstanding	8,000,000	8,000,000

See accompanying notes to financial statements.

17

OICco Acquisition IV, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Additional
	Shares	Amount	Paid In Capital	Accumulated Deficit	Total
Balance, December 21, 2009 (Inception)	—	$—	$—	$—	$—
Common stock issued for cash	8,000,000	800	4,388	—	5,188
Net loss, period ending December 31, 2009	—	—	—	(5,188)	(5,188)
Balance, December 31, 2009	8,000,000	800	4,388	(5,188)	—

Net loss, year ending December 31, 2010	—	—	—	(3,185)	(3,185)
Balance, December 31, 2010	8,000,000	800	4,388	(8,373)	(3,185)

Net loss, year ending December 31, 2011	—	—	—	(500)	(500)
Balance, December 31, 2011	8,000,000	800	4,388	(8,873)	(3,685)

Net loss, year ending December 31, 2012	—	—	—	—	—
Balance, December 31, 2012	8,000,000	800	4,388	(8,873)	(3,685)

Net loss, year ending December 31, 2013	—	—	—	(5,000)	(5,000)
Balance, December 31, 2013	8,000,000	$800	$4,388	$(13,873)	$(8,685)

See accompanying notes to financial statements.

18

OICco Acquisition IV, Inc.
(A Development Stage Company)
Statements of Cash Flows

			Period of December 21, 2009 (Inception) to
	Year ended December 31,		December 31,
	2013	2012	2013
Cash flows from operating activities
Net loss	$(5,000)	$—	$(13,873)
Changes in operating liability:
Accounts payable- related party	—	—	3,685
Accounts payable	1,500	—	1,500
Net cash used in operating activities	(3,500)	—	(8,688)

Cash flows from financing activities
Proceeds from related party advances	3,500	—	3,500
Proceeds from common stock	—	—	5,188
Net cash provided by financing activities	3,500	—	8,688

Net change in cash	—	—	—
Cash, beginning of period	—	—	—
Cash, end of period	$—	$—	$—

Supplemental cash flow information
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	$—	$—	$—

See accompanying notes to financial statements.

19

OICCO ACQUISITION IV, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

Note 1 - Nature of Business

OICco Acquisition IV, Inc. (the Company) was incorporated under the laws of the State of Delaware on December 21, 2009 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company currently has limited operations and, in accordance with ASC 915 “Development Stage Entities,” is considered a Development Stage Company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

The Company has elected a fiscal year end of December 31.

Note 2 - Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2013 or 2012.

Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2013 and 2012.

Fair Value of Financial Instruments (continued)

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Note 2 - Significant Accounting Policies (continued)

The Company does not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2013 or 2012. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2013 or 2012.

Earnings Per Share Information

FASB ASC 260, “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

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OICCO ACQUISITION IV, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

Note 3 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2013 or 2012 applicable under ACS 740. As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

Note 3 - Income Taxes (continued)

The component of the Company’s deferred tax asset as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
Net operating loss carry forward	$13,873	$8,873
Valuation allowance	(13,873)	(8,873)
Net deferred tax asset	$—	$—

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

	December 31, 2013	December 31, 2012
Net operating loss carry forward	$4,856	$3,106
Valuation allowance	(4,856)	(3,106)
Net deferred tax asset	$—	$—

The Company did not pay any income taxes during the years ended December 31, 2013 or 2012.

The net federal operating loss carry forward will expire in 2029. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 4 - Related Party Transactions

During the year ended December 31, 2013, $3,500 was advanced by related parties for the operating expenses of the Company. The amount is unsecured, noninterest bearing, and due on demand.

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OICCO ACQUISITION IV, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

Note 5 – Subsequent Events

On April 11, 2014, we entered into a Share Exchange Agreement and Plan of Reorganization (“Agreement”) with VapAria Corporation, (“VapAria”), a private company incorporated in Minnesota on March 10, 2010 with offices at 5550 Nicollet Avenue, Minneapolis, MN 55419. At the closing of the Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), pursuant to the terms of the Exchange Agreement, 36,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”) will be issued to VapAria, representing 100% of the issued and outstanding common shares of VapAria and 500,000 preferred shares representing 100% of the issued and outstanding shares of VapAria’s Series A convertible preferred stock. Under the terms of the Exchange the board of directors and shareholders of OICco have agreed to authorize and issue a preferred stock with the same terms, conditions and designations of the preferred stock of VapAria Corporation which VapAria’s board of directors authorized and issued December 31, 2013 in exchange for an intellectual property license agreement with an affiliate, Chong Corporation. Under the terms of the agreement VapAria shareholders will own 72% of the outstanding shares of the reorganized Company and we will change the Company’s name to VapAria Corporation.

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OICco Acquisition IV, Inc.
(A Development Stage Company)
Balance Sheets

	March 31, 2014 (unaudited)	December 31, 2013
ASSETS

Total assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$2,685	$2,685
Note payable - related party	6,000	6,000
Total current liabilities	8,685	8,685

Stockholders’ deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800	800
Additional paid in capital	4,388	4,388
Deficit accumulated during the development stage	(13,873)	(13,873)
Total stockholders’ deficit	(8,685)	(8,685)

Total liabilities and stockholders’ deficit	$—	$—

See accompanying notes to financial statements.

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OICco Acquisition IV, Inc.
(A Development Stage Company)
Statements of Operations
(unaudited)

	Three months ended March 31,		Period from December 21, 2009 (Inception) to
	2014	2013	March 31, 2014
Revenues	$—	$—	$—

Operating expenses
General and administrative	—	—	873
Professional fees	—	—	13,000
Total operating expenses	—	—	13,873

Net loss	$—	$—	$(13,873)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average shares outstanding	8,000,000	8,000,000

See accompanying notes to financial statements.

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OICco Acquisition IV, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Additional
	Shares	Amount	Paid In Capital	Accumulated Deficit	Total
Balance, December 21, 2009 (Inception)	—	$—	$—	$—	$—
Common stock issued for cash	8,000,000	800	4,388	—	5,188
Net loss, period ending December 31, 2009	—	—	—	(5,188)	(5,188)
Balance, December 31, 2009	8,000,000	800	4,388	(5,188)	—

Net loss, year ending December 31, 2010	—	—	—	(3,185)	(3,185)
Balance, December 31, 2010	8,000,000	800	4,388	(8,373)	(3,185)

Net loss, year ending December 31, 2011	—	—	—	(500)	(500)
Balance, December 31, 2011	8,000,000	800	4,388	(8,873)	(3,685)

Net loss, year ending December 31, 2012	—	—	—	—	—
Balance, December 31, 2012	8,000,000	800	4,388	(8,873)	(3,685)

Net loss, year ending December 31, 2013	—	—	—	(5,000)	(5,000)
Balance, December 31, 2013	8,000,000	$800	$4,388	$(13,873)	$(8,685)

See accompanying notes to financial statements.

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OICco Acquisition IV, Inc.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

	Three months ended March 31,		Period of December 21, 2009 (Inception) to
	2014	2013	March 31, 2014
Cash flows from operating activities
Net loss	$—	$—	$(13,873)
Changes in operating liability:
Accounts payable	—	—	5,185
Net cash used in operating activities	—	—	(8,688)

Cash flows from financing activities
Proceeds from note payable - related party	—	—	3,500
Proceeds from common stock	—	—	5,188
Net cash provided by financing activities	—	—	8,688

Net change in cash	—	—	—
Cash, beginning of period	—	—	—
Cash, end of period	$—	$—	$—

Supplemental cash flow information
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	$—	$—	$—

See accompanying notes to financial statements.

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OICCO ACQUISITION IV, Inc.

(A Development Stage Company)

Notes to Financial Statements

March 31, 2014

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of March 31, 2014, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2013 audited financial statements. The results of operations for the periods ended March 31, 2014 and 2013 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

At March 31, 2014 and December 31, 2013 the Company had a related party loan payable with a balance of $6,000. The amount is unsecured, noninterest bearing, and due on demand.

NOTE 4 – SUBSEQUENT EVENTS

On April 11, 2014, we entered into a Share Exchange Agreement and Plan of Reorganization (“Agreement”) with VapAria Corporation, (“VapAria”), a private company incorporated in Minnesota on March 10, 2010 with offices at 5550 Nicollet Avenue, Minneapolis, MN 55419. At the closing of the Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), pursuant to the terms of the Exchange Agreement, 36,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”) will be issued to VapAria, representing 100% of the issued and outstanding common shares of VapAria and 500,000 preferred shares representing 100% of the issued and outstanding shares of VapAria’s Series A convertible preferred stock. Under the terms of the Exchange, the board of directors and shareholders of OICco have agreed to authorize and issue a preferred stock with the same terms, conditions and designations of the preferred stock of VapAria Corporation which VapAria’s board of directors authorized and issued on December 31, 2013 in exchange for an intellectual property license agreement with an affiliate, Chong Corporation. Under the terms of the agreement VapAria shareholders will own 80% of the outstanding shares of the reorganized Company and we will change the Company’s name to VapAria Corporation.

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INFORMATION WITH RESPECT TO THE ACQUISITION

VapAria Corporation

Acquisition Candidate

General

VapAria Corporation is a development stage consumer products and wellness company focusing on the research, development, manufacturing and commercialization of novel, in-demand, proprietary products designed to deliver fast-acting, convenient solutions for contemporary lives and lifestyles. The basis of our product development is proprietary, patented and patent-pending technologies and formulas focused on three specific markets:

1)	The smoke-free tobacco alternative market (e-cigarettes);

2)	The over-the-counter (OTC) consumer market with products intended to increase energy and alertness, suppress appetite and aid in restful sleep; using our proprietary vaporized delivery system; and,

3)	The pharmaceutical market - partnering with international pharmaceutical companies that desire to utilize our technologies to maximize and extend the value and the lives of their proprietary, patented product portfolios.

Our experience and our understanding of vaporizing technology and vapor-method medicant delivery has, to-date, resulted in the Company licensing one patent and optioning two patent applications from an affiliate, Chong Corporation, which has been assigned the patent and patent applications by two members of the current VapAria management team, Alexander Chong and William Bartkowski, and others as co-inventors pursuant to an Exclusive License and Option to License Agreement.

Prior to forming the Company and prior to directing it to become operational, the principals of VapAria had 28 years collective experience in vaporization and e-cigarette technology, having been partners in a joint venture with pioneers in the industry and having had undertaken significant work internationally researching and developing products, shepherding them through the patent process and introducing them into the US wholesale and retail supply chain.

Additionally, we are in the process of filing and/or licensing additional divisional patents and Continuation in Part (CIP) patents derived from our current portfolio, technology and ongoing research and development. This is being undertaken under the auspices of the Chong Corporation (see below).

Exclusive License and Option to License Agreement

Effective December 31, 2013, VapAria entered into an Exclusive License and Option to License Agreement (the “Agreement”) with the Chong Corporation, a corporation owned and controlled by Alexander Chong, VapAria’s CEO and director. The License Agreement is for the Chong Corporation’s intellectual property portfolio described below and provides:

A license for the following patent:

•	Lobelia Patent 8,287,922 - Issued October 16, 2012; a method for lobelia delivery is provided comprising: providing a lobelia solution suitable for vaporization in a compact handheld device; providing the compact handheld device; vaporizing the lobelia solution at a low temperature upon activation by a user such that an effective serving of lobelia is provided to the user. This patent covers a formulation for an FDA exempt herbal remedy that contains lobeline, an alkaloid that produces effects similar to nicotine and caffeine and can be commercialized as a smoking alternative and respiratory tonic and restorative. The benefits of commercializing this formulation include providing a product into today’s e-cigarette and vapor market that would not be subject to taxes similar to tobacco taxes that are now being introduced throughout the country on nicotine-containing products.

An option to license the following patent applications:

•	Device Patent Application 20130199528 - A control system for a hand-held vapor delivery device, comprising: a circuit configured to provide a precise amount of power from a power source to heat a heating element to a minimum required temperature to completely vaporize a predetermined volume of a liquid, and control a precise duration of time to supply the precise amount of power to completely vaporize the predetermined volume of liquid at the required temperature. The application also utilizes alkaline battery chemistry and an enclosed cartridge that eliminates leaking and reduces the risks of oxidation, contamination and adulteration- making the device suitable for pharmaceutical applications

•	Vaporized Medicants and Methods of Use Patent Application 20130072577 - Medicant solutions, i.e. suitable for vaporization at a low temperature: Medicants or active ingredients that are covered by the application include energy boosters, analgesics, sleep aids, motion sickness remedies and erectile dysfunction remedies.

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In consideration for the Agreement, the Chong Corporation was paid a license issue fee and option to license fee (the “License Issue Fee”) of $525,844 in the form of 500,000 shares of VapAria’s 10% Series A Convertible Preferred Stock. In accordance with generally acceptable accounting principles (“GAAP”), the intellectual property is carried on the VapAria balance sheet at the historical carrying basis incurred by Chong Corporation of $196,401. In addition to the License Issue Fee, VapAria is obligated to pay a 3% royalty, which royalty commencing January 1, 2015, shall not be less than $50,000 per year.

The license, subject to option, is exercisable at any time during the term of the Agreement at an option price not higher than $5 million, which may be payable in cash, equity or note acceptable to VapAria. It will be the intention of the Company to exercise this option.

The Agreement also provides that the Chong Corporation will prosecute and maintain the patent applications and patents under Patent Rights subject to VapAria’s reimbursement of out-of-pocket costs.

In addition and beginning on the date of this Agreement, ongoing patent development, patent prosecution, intellectual property portfolio enhancements are being undertaken by Alexander Chong and William Bartkowski under the auspices of Chong Corporation pursuant to Section 13 of the Agreement. This activity has continued into 2014. As of the date of this filing Chong Corporation has not as yet provided VapAria with an invoice for costs incurred since December 31, 2013.

While VapAria has historically outsourced its licensing and research and development activities to Chong Corporation, it is the intention of VapAria, that, upon funding, it will no longer outsource such activities which require fees to be paid or reimbursement of expenses to the Chong Corporation.

Unless terminated earlier the Agreement will remain in effect for the last-to-expire patent or last-to-be abandoned patent application licensed under this Agreement.

Under the terms of the Agreement, VapAria will diligently proceed with the development, manufacture, marketing, and sale of licensed products and licensed services in quantities sufficient to meet the market demand and is required to reach certain milestones in a specified period. The first milestone is that within 24 months of this Agreement VapAria is to launch a commercial product based upon the licenses and inventions described above. This time frame shall also be in effect on the license for the intellectual property subject to the option with the 24 months beginning upon the date of the exercise of the option. If VapAria is unable to meet any of its obligations set forth in the Agreement then Chong Corporation will so notify VapAria of its failure to perform. VapAria will then have the right and option to extend the target date of any such obligation for a period of six (6) months upon the payment of Five Thousand dollars ($5,000) within the thirty (30)-day period prior to the date to be extended, for each such extension option exercised by VapAria. VapAria may further extend the target date of any obligation for an additional six (6) months upon payment of an additional Five Thousand dollars ($5,000). Additional extensions may be granted only by written agreement of both Chong Corporation and VapAria. These payments are in addition to any other payments owed under the Agreement. Should VapAria opt not to extend the obligation or fail to meet the obligation by the extended target date, then Chong Corporation will have the right and option either to terminate this Agreement or to reduce VapAria's exclusive license to a non-exclusive license.

Business Plan

Management intends that its near-term business focus will be to develop and successfully launch a product in partnership with well-capitalized and experienced industry participants based on our exclusive license and exclusive options to license patented and patent-pending technologies and formulations designed to significantly improve on current e-cigarette technology and other consumer products in the marketplace today.

Given the sophistication of the device that the Company’s principals have designed, developed and submitted to the USPTO for a patent and the Company’s exclusive license and exclusive option to license , and given that to date no e-cigarette or vapor company has chosen to proceed down a therapeutic path, management believes a unique opportunity exists for VapAria. Under the 2009 Family Smoking Prevention and Tobacco Control Act (“FSPTCA”), which provided certain regulatory authority over specific tobacco products to the FDA, the FDA was required to consider designating products for smoking cessation as fast-track research and approval products and approving the extended use of nicotine replacement products for the treatment of tobacco dependence. As a result, the company anticipates filing a request with the FDA’s Center for Drug Evaluation and Research to secure fast-track status to secure approval as a Nicotine Replacement Therapy Smoking Cessation Device. If management succeeds in securing the status the Company expects to be able to attract and secure a product development agreement with a large international pharmaceutical company.

The Company is also exploring commercializing a lobelia formulation, for which it has an exclusive license, for the e-cigarette and vapor market in the near term. This patent covers a formulation for an FDA exempt herbal remedy that contains lobeline, an alkaloid that produces effects similar to nicotine and caffeine and can be commercialized as a smoking alternative and respiratory tonic and restorative. The benefits of commercializing this formulation include providing a

29

product into today’s e-cigarette and vapor market that would not be subject to taxes similar to tobacco taxes that are now being introduced throughout the country on nicotine-containing products.

During the next year, VapAria’s foreseeable cash requirements will include payment of expenses associated with research and development, protection prosecution activities and ordinary business expenses associated with identifying, meeting with and negotiating with potential business partners. Such expenses could include the establishment of salaries and benefits for key members of the management and administrative team. Absent funding, VapAria will experience a cash shortfall and will not be able to accomplish its business plan.

Historically, it has relied on a loan of $50,000 by its founders and the resources of several of its founders and its management has worked without compensation. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material an adverse effect upon it and its shareholders.

While we will need to raise capital to fund our Business Plan, we will seek to minimize our capital needs by securing partnerships or joint ventures with well capitalized companies in the e-commerce industry and in the consumer products industry.

Business Opportunities

Tobacco Alternatives (E-cigarettes)

We believe that significant business opportunities exist in the e-cigarette industry for the use of our technology and products. The basis for this belief is that e-cigarettes (not marketed for therapeutic purposes), which are not presently subject to regulation by the US Food and Drug Administration (“FDA”) will become subject to regulation. Further, e-cigarettes, which are generally manufactured in Asia, have various design flaws, which need to be cured, especially with the implementation of the proposed new rules. In addition, the opportunity exists to pursue a non-tobacco path as an FDA approved smoking cessation nicotine replacement therapy and be granted FDA “fast track” status.

Our near-term focus, therefore, is to develop and successfully launch a product based on our exclusive license and options to license proprietary patent and patent pending technologies and formulas, which are designed to significantly improve on current e-cigarette technology and products in the marketplace today. Our technology will provide:

•	An e-cigarette capable of measuring, monitoring and metering individual “dosages” of nicotine on a “per-puff” basis;
•	An e-cigarette free of the design flaws that plague current products available in the U.S. market. Such design flaws include, but are not limited to, leaking, battery issues and inconsistent performance; and
•	An e-cigarette that can be manufactured in the U.S. with the highest level of quality assurance and
•	Regulatory compliance made cost competitive through automated manufacturing processes versus products manufactured overseas or products simply assembled in the U.S. from offshore-manufactured components.

Formerly e-cigarettes not marketed for therapeutic purposes were not regulated by the US Food and Drug Administration (FDA). By virtue of the Family Smoking Prevention and Tobacco Control Act of 2009 (FSPTCA) the FDA’s Center for Tobacco Products (“CTP”) currently regulates cigarettes, cigarette tobacco, roll-your-own (RYO) tobacco and smokeless tobacco.

In April of 2011 the CTP sent a clear message that it intended to regulate e-cigarettes in the future by extending the Agency’s “tobacco product” authorities in Chapter IX of the FSPTCA.

On April 24, 2014 the FDA published deeming regulations on “other” tobacco products including e-cigarettes after a review by the Office of Management and Budget (OMB). Highlights include: (1) companies would have to apply for FDA product approval (but have 2 years after rules are finalized to do so, and can keep their products on the market in the interim and importantly continue to bring new products to market); (2) no free samples of e-cigarette products; (3) ban on the sale of the devices to anyone below age of 18; (4) no health claims in any advertising; (5) requiring manufacturers to register with the FDA and list the ingredients in their products; (6) requiring a warning label stating that nicotine is addictive (which would have to be added no later than 2 years after the rule is finalized).Importantly the proposal did NOT include: (1) restrictions of flavors (although the regulations suggest this could be re-evaluated at a later time); (2) a ban on internet sales to adults; (3) a ban on television advertising. The FDA cannot enact a federal tax on e-vapor products or ban internet sales as these would fall under the realm of Congress.

Now that the proposed regulations are published, there is a 75-day comment period, after which the FDA will review the comments, eventually issuing a final rule which must be reviewed by the OMB before being enacted. We believe the process could take as long as two years before final regulations are implemented given the rulemaking process though some items will need to be complied with immediately.”

Unlike the vast majority of e-cigarette companies now doing business in the U.S. with products designed and manufactured primarily in Asia, we have licensed and/or optioned to license distinct and patent-pending technologies and formulas for a device that we believe will significantly impact the industry.

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The opportunity also exists for tobacco alternatives, specifically e-cigarettes, to go down a non-tobacco path, as an FDA approved smoking cessation nicotine replacement therapy. In Section 918, “DRUG PRODUCTS USE TO TREAT TOBACCO DEPENDENCE,” of the 2009 Family Smoking Prevention and Tobacco Control Act the FDA is encouraged to consider designating products as fast track research and approval products at the request of the applicant.

This path would require a New Drug Application (“NDA”) filed with the FDA’s Center for Drug Education and Research (“CDER”). The Food and Drug Administration Modernization Act of 1997 (FDAMA) includes Section 112, “Expediting study and approval of fast track drugs.” This section mandates the Agency to facilitate the development and expedite review of drugs and biologics intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs. Fast track adds to existing programs, such as accelerated approval, the possibility of a “rolling review” for an application. An important feature of fast track is that it emphasizes the critical nature of close early communication between the FDA and sponsor to improve the efficiency of product development.

Given the sophistication of the device that we have designed, developed and submitted to the USPTO for a patent and given that to date no e-cigarette company has chosen to proceed down a therapeutic path, we believe that a unique opportunity exists for us. Under the 2009 Family Smoking Prevention and Tobacco Control Act (“FSPTCA”), which provided certain regulatory authority over specific tobacco products to the FDA, the FDA was required to consider designating products for smoking cessation as fast track research and approval products and approving the extended use of nicotine replacement products for the treatment of tobacco dependence. As a result, we anticipate filing a request with CDER to secure fast track status as an approved Nicotine Replacement Therapy Smoking Cessation Device. If we succeed in securing the status we expect to be able to attract and secure a product development agreement with a large international pharmaceutical company.

The advantages of securing FDA approval for our device are significant and they include, but are not necessarily limited to:

•	Exclusions from certain use limitations and restrictions
•	The possibility of third party payments, i.e. medical/health plans, Medicare, Medicaid, corporate wellness plans, for purchase and use
•	And, exemptions from certain tobacco taxes when and where they are enacted by the appropriate and relevant taxing authorities. For example, in the state of Minnesota, where other tobacco product taxes (“OTP”) were extended to e-cigarettes in 2010, products which had received FDA approval as smoking cessation products were specifically exempted in the statute.

Over-the Counter Consumer Products

The U.S. consumer is looking for the most convenient, cost-effective and efficient products available. We are committed to bringing consumers high-tech consumable wellness products that fit that description and address the most pertinent life-style issues that the contemporary American consumer is dealing with: energy, appetite suppression and sleep. Not coincidentally, these issues comprise some of the currently largest Over-the-Counter (OTC) wellness consumer markets in the U.S.

We expect to address this market with disposable, personal, portable, hand-held vaporizers that deliver proprietary formulations of herbal remedies and dietary supplements. These products and their formulations will provide the desired effect within 30 seconds of ingestion. As a result, these products will effectively deal with the modern ailments of contemporary Americans and do so immediately, responding to the modern consumer’s need for instant gratification and satisfaction.

Delivering OTC herbal remedies and dietary supplements via inhalation has a long history in the U.S. and throughout the world. However, especially with respect to established herbal remedies, the method of inhalation has traditionally been limited to the inhalation of the smoke of the burning herb (or dietary supplement) and along with the beneficial aspects of the herb formulations; users would also ingest the hazardous by-products of ignition and burning.

Our prototype devices use safe (FDA- GRAS), established and effective carriers or excipients which vaporize at relatively low temperatures, to deliver the formulation, which attaches to the carrier, to the user- who inhales the mist produced or, in some cases, lets the mist be absorbed in the soft tissues of the mouth. Formulas delivered via inhalation minimize systemic absorption and adverse effects compared to formulas that must travel through the gastrointestinal tract.

Our current business strategies call for us to develop certain products that now fall under the regulatory authority of the FDA. Our product candidates could be required to undergo costly and time-consuming rigorous nonclinical and clinical testing and we may be required to obtain regulatory approval prior to the sale and marketing of any of our products. The results of this testing or issues that develop in the review and approval by any regulatory agency, including the FDA, may subject us to unanticipated delays or prevent us from marketing any products.

The three areas that we will address with our first generation products—energy, appetite suppression and sleep aids—have traditionally delivered their OTC formulas through the gastrointestinal tract with certain side effects related to the need to digest the formulas (or their expedients) in order to derive the intended effect. By vaporizing the formulations these side effects are minimized, creating a far better, more effective and efficient experience for the user.

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Energy

The broad consumer energy market in the U.S. remains vibrant and growing. The market includes energy drinks, which remain the fastest growing part of the market. According to research aggregator, Report Buyer, total dollar sales of energy drinks increased 440% from 2002 through 2006. And since then, sales have continued to increase at an annual rate of 12% and they are expected to surpass $11 billion in annual sales by year-end 2013. It should also be noted that the energy drink market does not include coffee, which, of course, contains caffeine, one of the most effective natural energy ingredients.

The trends in consumer acceptance of energy drinks start with 12 ounce soft drinks, moves through 16 ounce specialty drinks, subsequently moves through to the 8 ounce variety, and now squarely focuses on 2 ounce energy “shots.” The success of these products in their respective market peaks had a great deal to do with their ingredients. The 12 ounce soft drinks provided energy with a combination of sugar and, in many cases, caffeine. The 16 ounce specialty drinks also contained, for the most part, sugar and caffeine, but many added other nutritional enhancements, vitamins, particularly vitamin B complexes, dairy, soy and other ingredients. The leading 8 ounce brand introduced a number of amino acids, including taurine, into the mix. It is especially significant to note the recent trends in the 2 ounce energy “shot.” These products were developed and are marketed to specifically address side effects often experienced with the other kinds of drinks, especially the high caloric content, added sugar and the diuretic effects of caffeine and certain other ingredients.

We envision a simple product—a disposable, personal, portable, hand-held vaporizer, capable of delivering 15 to 20 mouthfuls of mist per day for up to one week. The mist would be formulated from a proprietary formula of FDA-exempt herbal remedies and dietary supplements and would produce the feelings of energy and alertness within 30 seconds of use. It would do this without any of the cumulative side effects so often attributed to energy drinks: the calories, the “jitters,” the heartburn, the facial flush and the bothersome diuretic effects. Additionally, given the expected useful life of this product when used according to the labeling, it would provide a significant value to the consumer on a per-use basis as compared to the costs of energy drinks, energy “shots” and energy bars.

We believe that the unique delivery system, “coolness” factor of the device—positive attributes when compared to traditional products—and the price value proposition will allow this product to compete effectively against traditional beverages and energy shots.

Appetite Suppression

About 34% of all Americans are overweight when measured by the Body Mass Index or BMI and the trend is moving up. According to Marketdata Enterprises, Inc., at any given point in time there are an estimated 72 million dieters in America—with about 70% of this number attempting to lose weight by themselves, i.e. without medical or program supervision. The annual growth for what is defined as the U.S. weight loss market has been 6% and the market is expected to approach $75 billion by year-end 2013. This market includes prescription diet drugs, structured programs like Weight Watchers, meal replacements, OTC diet pills, mail order plans, diet websites and fad diet books.

We have herbal formulas and dietary supplements that can be vaporized, ingested as a mist and suppress the user’s feeling of hunger and/or craving for snacks at times other than traditionally scheduled meal times. Like the energy formulation, the appetite suppression formulation will provide its desired effect in less than 30 seconds after ingestion, providing relatively instant feelings of fullness, effectively suppressing appetite and the urge to imprudently snack.

The method of delivery with respect to this product enjoys similar attributes to the energy product in that it delivers its desired effect without certain and specific side effects, including, but not limited to nausea, headaches and dizziness.

Sleep Aids

Sleep has finally emerged from the darkness as a critical American health issue. According to the American Sleep Association, every year approximately 40 million Americans are affected by chronic, long-term sleep disorders. Restless nights followed by sluggish, anxious days have led a growing number of consumers to seek relief and physical and emotional rejuvenation from a diverse and fragmented market of mainstream and alternative products that aid sleep or relaxation.

As more Americans become aware that sleep is as important as food or exercise, consumers will look for traditional and alternative sleep aid products. Packaged Facts, a U.S. research firm, estimates that by 2013 the annual market size of the U.S. OTC sleep aid market will approach $800 million.

Once again in this market, we have proprietary formulations of herbal remedies and dietary supplements that can be vaporized, ingested as a mist and enhance the user’s feelings of calm and sleepiness, quieting anxiety and restlessness. As with the other consumer products we have in development, this formulation will have its desired effect less than 30 seconds after ingestion, providing immediate feelings of calm and restfulness, preparing the user for a complete and restful night’s sleep.

Pharmaceutical Applications

Every organization has a different motivation for establishing strategic partnerships: large pharmaceutical companies face portfolio gaps, as well as patent expirations, pipeline setbacks, and other challenges and opportunities.

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Our rights to license an intellectual property portfolio of both drug delivery and drug options provide us with what we believe are unique opportunities to partner with both long-established and entrepreneurial-stage pharmaceutical companies.

These partnerships will leverage our investments and research in technology and enable our strategic partners to utilize our technologies to maximize the value and extend the lives of their proprietary, patented product portfolios.

Legal/Medical Marijuana Applications

Our current research and development and business development activities do not as yet involve the use of our patent-pending vaporizing device technologies with legal and/or medical marijuana. However, given the momentum of marijuana legalization efforts in certain and specific states we appreciate how certain of our device attributes could prove effective and efficient for legal marijuana use. Going forward we would be open to discussing opportunities with organizations with broader and deeper experience and expertise in the vast market created by the quickly emerging, and growing, multibillion dollar industry.

Acquisition Opportunities

Given the shifting legal and regulatory landscape in the US relative to the e-cigarette industry, the tobacco industry and the OTC pharmaceutical industry, there may be an opportunity for us to acquire businesses, technologies, formulations and licenses whereby our experience and expertise could leverage these assets and accelerate revenue growth and lead to profitability.

Product Development and Commercialization Strategy

Focusing on Emerging U.S. Growth Markets—we focus our U.S. product development activities on unmet consumer and distribution supply chain needs in growing markets. Our focus on the e-cigarette market is based on our experience, our expertise, and the projections of numerous analysts and market observers. These experts anticipate this market growing at significant multiples over the next decade, leading some to suggest that sales of e-cigarettes and other non-conventional nicotine delivery systems will outpace the sales of conventional, combustible tobacco products in the next five years. Our own research demonstrates existing product technologies are incapable of meeting consumer preferences, pending regulatory scrutiny, and supply chain demands. We intend to partner with an established US e-cigarette company to provide development funding, and/or address markets that may require greater commercialization resources than we are currently able to provide and launch a product expected to be regulated as a tobacco product.

Establishing Strategic Partnerships and Relationships—whenever appropriate with respect to any of our business opportunities, we intend to strategically partner with established consumer companies to provide development funding, and/or address markets that may require greater commercialization resources than we are currently able to provide, and/or provide more specific expertise to maximize the value of our technologies and experience.

Protecting Our Intellectual Property—Our experience and expertise encompasses engineering, design and automated manufacturing, allowing us to uniquely oversee all aspects of the manufacturing as well as assembly of our future products. This will serve to protect our intellectual property and provide a greater economic return to our strategic partners and our stakeholders.

Management’s Discussion and Analysis of Financial Condition

and Results of Operations

Safe Harbor Declaration

The comments made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain certain forward-looking information. When used in this discussion, the words, “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors that affect the company’s business, which are described in this section and elsewhere in this report.

Overview

On April 11, 2014, we entered into a Share Exchange Agreement and Plan of Reorganization (“the Agreement”) with VapAria Corporation (“VapAria” or the “Company”). The Exchange Agreement contains customary representations, warranties, and conditions. Pursuant to the Agreement, 36 million of our shares will be exchanged for all of the common shares of VapAria and 500,000 of our preferred shares will be exchanged for VapAria Corporation’s Series A convertible preferred shares and VapAria will become our wholly owned subsidiary.

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VapAria, located at 5550 Nicollet Avenue, Minneapolis, MN 55419, is incorporated in Minnesota and, prior to the closing of the Exchange Agreement, was a development stage consumer products and wellness company focusing on the research, development, manufacturing and commercialization of novel, in-demand, proprietary products designed to deliver fast-acting, convenient solutions for contemporary lives and lifestyles. The basis of our product development is proprietary, patented and patent-pending technologies and formulas focused on three specific markets:

1)	The smoke-free tobacco alternative market (e-cigarettes);
2)	The over-the-counter (OTC) consumer market with products intended to increase energy and alertness, suppress appetite and aid in restful sleep; and,
3)	The pharmaceutical market – partnering with international pharmaceutical companies that desire to utilize our technologies to maximize and extend the value and the lives of their proprietary, patented product portfolios.

More information is available on our website at www.vaparia.com.

Critical Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared by the Company in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using treasury stock method, and convertible preferred stock using the if-converted method. There is no potential dilutive security as of June 30, 2013.

Sources of revenues

At the time of this report, we have no revenues.

Results of Operations

The Company has been in the developmental stages since inception with only organizational matters up to March 31, 2014, and as of that date, had no employees.

Liquidity and Capital Resources

We anticipate financing our operations primarily through private placements of both debt and equity and public offerings of equity securities and, in time, from revenues primarily from licensing and development agreements to settle our current and future liabilities and to accomplish our plans but there is no assurance that it will be able to do so in the future

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We estimate that we will need $1.5 million to fund operations for the next 12 months. Proceeds will be allocated as follows:

Use	Amount

Legal and filing fees - to be utilized to extend and enhance intellectual property portfolio	$250,000

Engineering fees – to be utilized to assist in patent activity and related to drawings and data to support such activity	$200,000

Build prototypes for tobacco alternative use products	$250,000

Build prototypes for therapeutic use products	$250,000

General and administrative – includes marketing and promotion of our technology and expertise to attract and retain credible joint venture partners and/or customers	$200,000

Executive compensation	$350,000

If we are unable to obtain all or any part of the funding, our business will be adversely effected and we will not be able to accomplish our business plan.

In addition, a loan in the amount of $50,000 entered into on May 30, 2013, is due July 1, 2014. The loan bears interest at 8% per annum and is unsecured. Funding will be necessary to satisfy this loan, as well as advances from the Chong Corporation, which are currently $5,510.

With respect to the $50,000 note, should we be unable to meet this obligation under its revised and extended terms, we expect to be able to once again extend, but that extension may be under less favorable terms than the current terms. The advances bear no interest and, currently have no due date, but we may be required at some point in the future to negotiate terms on this or other amounts that may be advanced and those terms may not be as favorable as the current situation.

Off-Balance sheet arrangements

We are not aware of any off-balance sheet transactions requiring disclosure.

Management Team of Acquisition Candidate

Our executive officers and directors after completion of the Exchange Agreement are as follows:

Name	Position	Age
Alexander Chong	CEO and Director	49
William Bartkowski	President and COO	62
Dan Markes	Vice President, Financial Officer and Director	52
Roger Nielsen	Vice President and Secretary of the Corporation	67

Alexander Chong, Chairman of the Board, Chief Executive Officer

Mr. Chong has been our CEO and Chairman since inception. Mr. Chong is an experienced entrepreneur and businessman. Chong is also since 1993 the Founder and Chairman of Plexus International, a consulting and training organization with 14 international offices and its principal office located in Minneapolis, Minnesota. Since 2007 Chong has also been CEO and Director of Chong Corporation, a Minnesota-based company with investment interests in technology and a variety of Asia-based opportunities. He has broad experience in international business and manufacturing quality. Chong also has vast experience serving on independent Boards of Directors, identifying key joint venture partners and negotiating and securing international distribution agreements with large multi-national companies. In connection with the developer of the original e-cigarette, Chong oversaw U.S. patent filings and developed the first disposable e-cigarette offered for distribution and sale in the U.S.

Chong received a BS degree in Chemistry from Boston University.

William Bartkowski, President, Chief Operating Officer

Mr. Bartkowski has had a three decade career in banking, consulting and marketing. He has been our president and COO since inception. Bartkowski, since 2008, has been engaged as a business consultant and from 1988 to 1995 he was an executive officer of Metropolitan Financial Corp., a NYSE listed company. From 1996 to 2004 Bartkowski was a partner in Neuger, Henry, Bartkowski, a public relations firm. He has been involved with the electronic cigarette business since late 2006. In that capacity he has organized, directed and optimized marketing, consumer focus group testing, market analysis and sales testing and he has negotiated and finalized plans and agreements with major U.S. distributors and retailers with respect to electronic cigarettes. Bartkowski has also been involved extensively in U.S. and International regulatory and legal issues

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affecting electronic cigarettes and tobacco issues. Bartkowski previously provided investor relations and capital markets advisory services, including capital formation and M&A counsel for more than a dozen public companies. Bartkowski currently serves on the Board of Directors and is an officer of the Smoke Free Alternatives Trade Association (SFATA) - the leading international advocacy group for keeping e-cigarettes innovative, accessible and unencumbered by burdensome laws and regulations.

Bartkowski received a B.A. in English from the University of Mary, an M.A. in English from North Dakota State University and a PhD in Adult Education from Columbia Pacific University.

Dan Markes, Vice President, Chief Financial Officer and Member of the Board

Mr. Markes is an experienced businessman and financial executive. He has been our CFO and member of our board since inception. Since 1997 Markes has been the controller of Plexus Corporation. Markes’ background includes having served in various capacities as controller, human resources director, business development specialist and member of the board of directors of a number of organizations throughout his professional career.

Markes received a BBA degree from Brock College.

Roger Nielsen, Vice President and Secretary of the Corporation

Mr. Nielsen is an experienced businessman with broad and lengthy experience in international commerce and world-wide distribution. He has been our vice president and secretary since inception. He and Chong have worked closely together for over 25 years in various international businesses. He has established global distribution centers throughout Asia Pacific, negotiated and closed distribution agreements with major international manufacturers for export and directed and managed international logistics for a number of global distribution networks.

Nielsen studied Business Administration at Dana College.

Involvement in certain legal proceedings

During the past ten years, none of our directors or executive officers has been:

•	The subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;
•	subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation of Acquisition Candidate

No compensation was paid to any executive officer or director of VapAria for the years ended December 31, 2013 and December 31, 2012.

Certain Relationships and Related Transactions

Effective on December 31, 2013, VapAria entered into an Exclusive License and Option to License Agreement with the Chong Corporation, a corporation owned and controlled by Alexander Chong, VapAria’s CEO and director. In consideration for the Agreement, the Chong Corporation was paid a license issue fee and option to license fee (the “License Issue Fee”) of $525,844 in the form of 500,000 shares of VapAria’s 10% Series A Convertible Preferred Stock. In accordance with generally acceptable accounting principles (“GAAP”), the intellectual property is carried on the VapAria balance sheet at the historical carrying basis incurred by Chong Corporation of $196,401. In addition to the License Issue Fee, VapAria is obligated to pay a 3% royalty, which royalty commencing January 1, 2015, shall not be less than $50,000 per year. Further, VapAria is required to launch a commercial product based upon the license by December 31, 2015. See Exclusive License and Option to License Agreement section for additional details.

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The 10% Series A Convertible Preferred Stock does not carry any voting rights except as required by law and converts automatically into common stock on the fifth anniversary date from issuance (unless sooner because of a change in control) on a one for one basis. The 10% annual dividend is payable in common stock. It also has a liquidation preference equal to its stated value ($1.00 per share). There is no mandatory redemption although the preferred stock may be redeemed out of funds legally available therefore at its stated value.

On May 31, 2013, VapAria borrowed $50,000 from a founder. The note calls for principal and accrued interest at 8% per annum, to be paid on May 31, 2014. The maturity date has been extended to July 1, 2014.

The Chong Corporation has made advances to VapAria from time to time to fund fees and costs related to the Agreement. As of this date the amount of the advances is $5,510. These advances bear no interest and are due on demand.

During the year ended December 31, 2013, $3,500 was advanced by related parties for operating expenses.

Security Ownership of Acquisition Candidate

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

	Common Stock
Name	Number of Common Shares	% Outstanding

Alexander Chong (1)(2)	23,400	65%
William Bartkowski (2)	—	—
Dan Markes (2)	2,200	6.1%
Roger Nielson (2)	2,200	6.1%
All directors and officers as a group	27,800	77.7%

	Preferred Stock(4)
Name	Number of Preferred Shares	% Outstanding

Chong Corporation (3)	500,000	100%

_____________________

(1)	Owned through an affiliate of Alexander Chong.

(2)	Address of each is 5500 Nicollet Avenue, Minneapolis, Minnesota 55419

(3)	Chong Corporation is owned 95% by Alexander Chong and 5% by a non-affiliated party

(4)	The Preferred Stock has no voting rights except as required by law.

Description of Property

We maintain our corporate offices at 5550 Nicollet Avenue, Minneapolis, MN 55419. The premises are leased at $800.00 per month.

Legal Proceedings

There are no known legal proceedings against VapAria.

VapAria Risk Factors

You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

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Risks Related to the Early Stage of our Company

We are a development stage company and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in an early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our consolidated financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our limited operating history means that there is a high degree of uncertainty in our ability to execute our business plan, obtain customers and create new products and services, respond to competition or operate the business, as management has not previously undertaken such actions as a company. Our inability to achieve any of the foregoing, could materially and adversely affect our business.

We have suffered losses since inception and we may not be able to achieve profitability.

Our company has generated net losses of more than $50,000 since inception through December 31, 2013 and we expect to continue to incur significant expenses in the foreseeable future related to the completion of development and commercialization of our products and the expansion of our business. As a result and subject to the availability of capital, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability or generate positive cash flows.

Our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern. We have experienced losses from operations, which losses have caused an accumulated deficit of more than $50,000 at December 31, 2013. We have been and expect to continue funding our business until, if ever, we generate sufficient cash flow to internally fund our business, with and through sales of our securities. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We anticipate that our operating expenses will continue to increase and we will continue to incur substantial losses in future periods until we are successful in significantly increasing our revenues and cash flow. There are no assurances that we will be able to increase our revenues and cash flow to a level which supports profitable operations and provides sufficient funds to pay our obligations. If we are unable to meet those obligations, we could be forced to cease operations in which event investors would lose their entire investment in our company.

We may have difficulty raising capital, which could deprive us of necessary revenues.

We have not generated any revenues to date and do not expect to launch our first products until 2015. In order to support the initiatives envisioned in our business plan, we will need to raise funds through public or private debt or equity financing, collaborative relationships or other arrangements with well capitalized companies. Our ability to raise additional financing depends on many factors beyond our control, including the state of the capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Sufficient additional financing many not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. We anticipate that we will need to raise $1,500,000 during 2014 to fund our operations but we do not have any firm commitments for funding. Proceeds from the funding will be used for legal and filing fees (re: intellectual property); engineering fees; building prototypes for tobacco alternative use products and therapeutic use products; general and administrative, including marketing and promotion and executive compensation. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

We will require further funding to satisfy the $50,000 note from our founders.

The $50,000 note from our founders has been extended through July 1, 2014. Without further funding, we will likely be required to renegotiate or default on this loan, even if the Share Exchange Agreement and Plan of Reorganization is approved and all escrow proceeds of $20,000 are available to repay the loan. There are no assurances of further funding and we are not certain that we will be able to renegotiate the loan on reasonable terms.

We are a development stage company and have not developed or launched any products.

We are a development stage company with a limited operating history. We have not yet completed the development of any new products using our proprietary technology. As a result, we have not generated any revenues. We are subject to the substantial risk of failure facing businesses seeking to develop and commercialize new products and technologies. Certain factors that could, alone or in combination, affect our ability to successfully develop and market our products, include:

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•	our ability to build and finance our products at our targeted scale on a cost-effective basis and in the time frame we anticipate;

•	technical challenges developing our commercial production processes or systems that we are unable to overcome;

•	reliance on third-party manufacturers for fabricating and assembling significant our products;

•	our ability to obtain financing;

•	our ability to meet our potential customers’ requirements or specifications;

•	our ability to secure and maintain all necessary regulatory approvals and to comply with applicable laws and regulations for our products;

•	our ability to establish new relationships, or maintain and expand our existing relationships, with strategic partners, including strategic partners that will manufacture our products;

•	actions of direct and indirect competitors or that may seek to compete with the products that we develop.

Failure to meet milestones.

Under the terms of our Exclusive License and Option to License Agreement with Chong Corporation we have certain diligence to perform obligations and to meet development and commercialization milestones, along with provisions that allow us to extend these obligations and milestones. Should we not meet these obligations or milestones and opt not to extend the obligation or fail to meet the obligation by the extended target date, then Chong Corporation will have the right and option either to terminate the Agreement or to reduce our exclusive license to a non-exclusive license. Such termination or reduction of rights would effectively leave the Company without the assets to pursue its business strategies and objectives or with limited rights to those assets which could impair future business strategies and objectives.

Certain of our officers and directors may have conflicts of interest.

We do not have any employees as of the date of this filing. Our officers have professional interests in a variety of activities other than those relevant to the Company. Accordingly, conflicts may arise in the allocation of time between the Company and one or more of these activities. Potential conflicts of interest could exist or may develop in the future among the Company, its investors, and/or any affiliate of the foregoing. Although the officers expect to devote substantial time to the activities of the Company, only Mr. Bartkowski is expected to devote full time to the affairs of the Company until such time as additional capital has been raised. All other officers, however, currently have no intention of pursuing business activities that would compete with the Issuer.

We and an affiliate have engaged and continue to work with a team of experienced and expert engineers to complete significant design, product development and design for manufacturing projects. No member of the engineering team is an employee of the Company and, as such, conflicts may arise in the allocation of time between the engineers and the Company.

In addition, we have entered into the Exclusive License and Option to License Agreement with the Chong Corporation. There may be conflicts of interest in determining the option price under the agreement and resolving other possible provisions of the agreement.

We will rely exclusively on third parties to formulate and manufacture our products.

We have no experience in the formulation or manufacturing of the products we intend to develop and do not intend to establish our own manufacturing facilities. We will rely on one or more third-party contractors to manufacture our products. Our anticipated future reliance on a limited number of third-party manufacturers exposes us to the following risks:

•	We may be unable to identify manufacturers on acceptable terms or at all.

•	Our third-party manufacturers might be unable to formulate and manufacture our products in the volume and quality required to meet our needs.

•	Our contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to successfully produce, store and distribute our products.

•	Our manufacturers may fail to comply with federal or state regulations.

Each of these risks could delay our product development or result in higher costs or deprive us of potential product revenues.

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Certain of our products are subject to FDA oversight.

Our current business strategies call for us to develop certain products that now fall under the regulatory authority of the FDA. Our product candidates could be required to undergo costly and time-consuming rigorous nonclinical and clinical testing and we may be required to obtain regulatory approval prior to the sale and marketing of any of our products. The results of this testing or issues that develop in the review and approval by any regulatory agency, including the FDA, may subject us to unanticipated delays or prevent us from marketing any products.

We have no experience selling, marketing or distributing products and have no internal capability to do so.

We currently have no sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products. Our future success depends, in part, on our ability to enter into and maintain collaborative relationships for such capabilities, the collaborator’s strategic interest in the products under development and such collaborator’s ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that our collaborators will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that we will be able to market and sell our products in the United States or overseas.

We may not be successful in establishing and maintaining strategic partnerships, which could adversely affect our ability to develop and commercialize products.

We intend to enter into strategic partnerships in the future, including alliances with other e-cigarette or consumer product companies, to enhance and accelerate the development and commercialization of our products. We face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for any future proposed products and programs because our research and development pipeline may be insufficient, our proposed products and programs may be deemed to be at too early of a stage of development for collaborative effort and/or third parties may not view our product candidates and programs as having the requisite potential to demonstrate safety and efficacy. Even if we are successful in our efforts to establish strategic partnerships, the terms that we agree upon may not be favorable to us and we may not be able to maintain such strategic partnerships if, for example, development or approval of a product candidate is delayed or sales of an approved product are disappointing.

If we ultimately determine that entering into strategic partnerships is in our best interest but either fail to enter into, are delayed in entering into or fail to maintain such strategic partnerships:

•	the development of certain of our current or future proposed products may be terminated or delayed;
•	our cash expenditures related to development of certain of our current or future proposed products would increase significantly and we may need to seek additional financing;
•	we may be required to hire additional employees or otherwise develop expertise, such as sales and marketing expertise, for which we have not budgeted;
•	we will bear all of the risk related to the development of any such products; and
•	the competitiveness of any product that is commercialized could be reduced.

To the extent we elect to enter into licensing or collaboration agreements to partner our product candidates, our dependence on such relationships may adversely affect our business.

Our commercialization strategy for certain of our products may depend on our ability to enter into agreements with collaborators to obtain assistance and funding for the development and potential commercialization of these product candidates. Supporting diligence activities conducted by potential collaborators and negotiating the financial and other terms of a collaboration agreement are long and complex processes with uncertain results. Even if we are successful in entering into one or more collaboration agreements, collaborations may involve greater uncertainty for us, as we have less control over certain aspects of our collaborative programs than we do over our proprietary development and commercialization programs. We may determine that continuing a collaboration under the terms provided is not in our best interest, and we may terminate the collaboration. Our collaborators could delay or terminate their agreements, and our products subject to collaborative arrangements may never be successfully commercialized.

40

Chong Corporation may be unable to protect its intellectual property, which is licensed to us.

We rely on the availability of protection for the proprietary aspects of the Chong Corporation technology and information. Our future success depends, in part, on the ability of Chong Corporation to defend and enforce their issued patents and other intellectual property rights, obtain additional patents or other intellectual property protection where warranted, and pursue adequate and meaningful protection of the proprietary aspects of our technology and information. The existing patent applications or any applications filed in the future may not be allowed, and the failure of Chong Corporation to secure these patents may limit their ability to protect the intellectual property rights these applications were intended to cover. Any issued patents may be challenged, invalidated or circumvented to avoid infringement liability. Any of the Chong Corporation patents, issued or pending, may not provide us with any competitive advantage or may be challenged by third parties.

The technology we license may be found to infringe third-party intellectual property rights.

Third parties may in the future assert claims or initiate litigation related to their patent, copyright, trademark and other intellectual property rights in technology that is important to us. The asserted claims and/or litigation could include claims against us, our licensors or our suppliers alleging infringement of intellectual property rights with respect to our products or components of those products. Regardless of the merit of the claims, they could be time consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop a non-infringing technology or enter into license agreements. We cannot assure you that licenses will be available on acceptable terms, if at all. Furthermore, because of the potential for significant damage awards, which are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims resulting in large settlements. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results and financial condition could be materially adversely affected.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;
•	abandon product;
•	redesign our products or processes to avoid infringement;
•	stop using the subject matter claimed in the patents held by others;
•	pay damages; and
•	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

41

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Vaparia Corporation

(A Development Stage Company)

Minneapolis, Minnesota

We have audited the accompanying balance sheets of Vaparia Corporation (a development stage company) (the “Company”) as of December 31, 2013 and 2012 and the related statements of expenses, stockholders’ deficit, and cash flows for each of the years then ended, and for the period from March 22, 2010 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for each of the years then ended and for the period of March 22, 2010 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered recurring losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas
April 29, 2014

42

VapAria Corporation

(A Development Stage Company)

Balance Sheet

December 31, 2013 and 2012

	Dec 31, 2013	Dec 31, 2012

ASSETS
Current Assets
Cash and cash equivalents	$2,395	$75
Prepaid expenses	3,000	—
Loan to related party	6,490	—
Total Current Assets	11,885	75

Intellectual property, net	196,401	—

TOTAL ASSETS	$208,286	$75

LIABILITIES & STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$9,121	$—
Interest payable	2,356	—
Note Payable	50,000	—
Total Current Liabilities	61,477	—

TOTAL LIABILITIES	61,477	—

STOCKHOLDERS’ EQUITY
Preferred Stock: $0.0001 par value; 1,000,000 shares authorized; 500,000 shares issued and outstanding	196,401	—
Common Stock: $0.01 par value; 100,000,000 shares authorized; 36,000 shares issued and outstanding	360	—
Additional paid-in capital	100	100
Retained (deficit)	(50,052)	(25)

TOTAL STOCKHOLDERS’ EQUITY	146,809	75

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$208,286	$75

See accompanying notes to financial statements

43

VapAria Corporation

(A Development Stage Company)

Statement of Expenses

	Year Ended December 31,		Period of March 22, 2010 (Inception) to December 31,
	2013	2012	2013
Operating Expenses

General and administrative	$11,527	$25	$11,552

Professional Fees	38,500	—	38,500

Total Operating Expenses	$50,027	$25	$50,052

Net Loss	$(50,027)	$(25)	$(50,052)

Basic and diluted loss per common share	$(2.80)	NA

Basic and diluted weighted average shares outstanding	$17,852	NA

See accompanying notes to financial statements

44

VapAria Corporation

(A Development Stage Company)

Statement of Changes in Stockholders ’ Equity (Deficit)

	Series A Preferred Stock		Common Stock		Addition
	Number of Shares	$0.001 Par Value	Number of Shares	$0.01 Par Value	Paid In Capital	Accumulated Deficit	Total
Balance March 22, 2010 (Inception)	—	$—	—	$—	$—	$—	$—

Contribution to capital					100		100

Net loss, period December 31, 2010		—	—

Balance, December 31, 2010	—	—	—	—	100	—	100

Net loss, period December 31, 2011			—	—	—	—	—

Balance, December 31, 2011	—	—	—	—	100	—	100

Net loss, period December 31, 2012			—	—	—	(25)	(25)

Balance, December 31, 2012	—	—	—	—	—	(25)	75

Common stock issued to founders for cash			36,000	360	—	—	360
Preferred stock issued for Intellectual Property	500,000	196,401					196,401
Net loss, year ending December 31, 2013
						(50,027)	(50,027)
Balance, December 31, 2013	500,000	$196,401	36,000	$360	$100	$(50,027)	$146,809

See accompanying notes to financial statements

45

VapAria Corporation

(A Development Stage Company)

Statement of Cash Flows

	Year Ended December 31,		Period of March 22, 2010 (Inception) to December 31,
	2013	2012	2013
Cash flows from operating activities
Net (loss)	$(50,027)	$(25)	$(50,052)
Adjustments to reconcile net(loss) to net cash provided by operations:
Prepaid Expenses	(3,000)	—	(3,000)
Accounts Payable	9,121	—	9,121
Interest Payable	2,356	—	2,356
Net cash used by operating activities	(41,550)	(25)	(41,575)

Investing Activities
Loan to Related Party	(6,490)	—	(6,490)
Net Cash used by investing activities	(6,490)	—	(6,490)

Cash flows from financing activities
Contribution to capital	—		100
Note payable	50,000	—	50,000
Common stock for cash	360	—	360
Net Cash provided by financing activities	50,360	—	50,460

Net change in cash	2,320	(25)	2,395
Cash, beginning of period	75	100	—
	$2,395	$75	$2,395

Non cash investing and financing activities
Preferred Stock issued for Intellectual Property License	$196,401	$—	$196,401

See accompanying notes to financial statements

46

VapAria Corporation

(A Development Stage Company)

Notes to the Financial Statements

Note 1 - Nature of Business

VapAria Corporation (the Company) was incorporated under the laws of the State of Minnesota on March 22, 2010 to engage in the research, development, manufacturing and commercialization of novel, in-demand, proprietary products designed to deliver fast-acting, convenient solutions for contemporary lives and lifestyles. The basis of the Company’s product development is proprietary, patented and patent-pending technologies and formulas focused on three specific markets: the smoke-free tobacco alternative market (e-cigarettes); the over-the- counter (OTC) consumer market with products intended to increase energy and alertness, suppress appetite and aid in restful sleep; and, the pharmaceutical market - partnering with international pharmaceutical companies that desire to utilize our technologies to maximize and extend the value and the lives of their proprietary, patented product portfolios. The Company has limited operations and, in accordance with ASC915 “Development Stage Entities” is considered a Development Stage Company. The Company has been in the developmental stages since inception with only organizational matters up to fiscal 2013 and, as of December 31, 2013, had no employees.

Note 2 - Significant Accounting Policies

Basis of Presentation -- This summary of significant accounting policies is presented in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash -- For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

Earnings per Share Information -- FASB ASC 260 “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share was the same, at the reporting date in 2013, due to no common stock equivalents being granted or issued.

Income Tax – – Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

The Company has net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that the Company will not realize a future tax benefit, a valuation allowance is established.

Long Lived Assets – Assessing long-lived assets for impairment will require us to make assumptions and judgments regarding the carrying value of these assets. We will evaluate long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. The assets will be considered to be impaired if we determine that the carrying value may not be recoverable based upon our assessment of the following events or changes in circumstances:

•	Significant changes in our strategic business objectives and utilization of the assets;

•	Loss of legal ownership, title or license to the assets;

•	A significant, adverse change in the legal factors or in the business climate that could affect the value of a long-lived assets, including an adverse action or assessment by a regulator; or

•	The impact of significant negative industry or economic trends.

If we believe our assets to be impaired, the impairment we will recognize will be the amount by which the carrying value of the assets exceeds the fair value of the assets. Any write down will be treated as permanent reductions in the carrying amount of the asset and an operating loss would be recognized. In addition, we base the useful lives and related amortization or depreciation expense on our estimate of the useful lives of the assets. If a change were to occur in any of the above-mentioned factors or estimates, our reported results could materially change.

47

Intellectual Property

Intellectual property assets primarily represent rights acquired under technology licenses and are generally amortized on a straight-line basis over periods of benefit, ranging up to 17 years.

Stock-based Compensation – The Company currently has no stock-based compensation plans, but expects to implement a plan in the 2014 calendar year. The plan is expected to comply with GAAP and all relevant FASB guidelines and pronouncements as well as follow ASC 714 for employees and ASC 505 for non-employees.

Recent Accounting Pronouncements -- Recent accounting pronouncements issued by the FASB (including its Emerging Task Force), the AICPA, and the SEC did not, or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has minimal cash and no source of revenue sufficient to cover its operations costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company will be dependent upon the raising of additional capital.

Note 4 – Stockholder’s Equity

Preferred Stock -- The 10% Series A convertible preferred stock of the Company which consists of 1,000,000 shares with a $0.0001 par value was authorized by the Company’s board of directors in December of 2013.

The Company issued 500,000 shares at a stated value of $1.00/share in exchange for an exclusive License Agreement on December 31, 2013. Under the terms of the Preferred the Company pays the holder a 10% annual dividend in common stock and the Preferred becomes convertible to common stock five years from issuance at a conversion rate of one share of the Company’s common stock for each share of the Preferred.

The License Agreement is with an affiliate of the Company, Chong Corporation, and it provides an exclusive license with industry standard royalty provisions for Chong’s intellectual property portfolio consisting of Lobelia Patent 8,287,922 - Issued October 16, 2012- A method for lobelia delivery is provided comprising: providing a lobelia solution suitable for vaporization in a compact handheld device; providing the compact handheld device; vaporizing the lobelia solution at a low temperature upon activation by a user such that an effective serving of lobelia is provided to the user; Device Patent Application 20130199528 - A control system for a hand-held vapor delivery device, comprising: a circuit configured to provide a precise amount of power from a power source to heat a heating element to a minimum required temperature to completely vaporize a predetermined volume of a liquid, and control a precise duration of time to supply the precise amount of power to completely vaporize the predetermined volume of liquid at the required temperature. The application also utilizes alkaline battery chemistry and an enclosed cartridge that eliminates leaking and restricts adulteration; Tobacco Formula Patent Application 20130213417 - A tobacco solution prepared by a process and ingredients enabling vaporization at low temperature; and, Vaporized Medicants and Methods of Use Patent Application 20130072577 - Medicant solutions, i.e. suitable for vaporization at a low temperature. Medicants or active ingredients that are covered by the application include energy boosters, analgesics, sleep aids, motion sickness remedies and erectile dysfunction remedies. In addition to providing the license, the Agreement also obligates the Company to continue to fund and manage the patent process on behalf of the current portfolio.

There were 500,000 shares issued and outstanding as of December 31, 2013.

GAAP requires that intellectual property be carried on the balance sheet at the historical carrying basis of the portfolio’s patent development. That historical carrying basis, incurred at the affiliate, Chong Corporation, and controlled by the Company’s Chairman and CEO, Alexander Chong, who also was deemed a controlling Company shareholder at the time of the License Agreement was determined to be $196,401- the amount reflected on the Company’s balance sheet for the period ending December 31, 2013. The Company expects to amortize portions of this amount consistent with its policy to do on a straight-line basis over periods of benefit, ranging up to 17 years.

Common Stock -- The authorized common stock of the Company consists of 100,000,000 shares with a $0.01 par value. The Company issued 36,000 shares at par value during the period ending December 31, 2013 to founders, friends and family of the Company and were considered nominal in value and priced at $360. The Company issued no shares from its organization in March of 2010 until July 3, 2013. There were 36,000 shares issued and outstanding as of December 31, 2013.

Note 5 – Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we reported no activity the first two years and have experienced operating losses in both 2012 and 2013. Under ACS 740 “Income Taxes”, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income

48

sufficient to realize the deferred tax assets during the carryforward period. The component of the Company’s deferred tax asset as of December 31, 2013 and 2012 are as follows: The component of the Company’s deferred tax asset as of December 31, 2013 and 2012 are as follows:

The Component of the Company’s deferred tax asset as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
Net opening loss carry forward	$50,052	$25
Valuation allowance	(50,052)	(25)
Net deferred asset	$—	$—

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follow:

	December 31, 2013	December 31, 2012
Net opening loss carry forward	$17,518	$9
Valuation allowance	(17,518)	(9)
Net deferred asset	$—	$—

The company did not pay any income taxes during the years ended December 31, 2013 or 2012.

The net federal operating loss carry forward will expire between December 31, 2032 and December 31, 2033.

Note 6 – Related Party Transactions

As of December 31, 2013, the Company was owed $6,490 from an entity related to the Company through common ownership. This receivable is a temporary loan, noninterest bearing, unsecured and is expected to be repaid during 2014.

Preferred stock was issued for Intellectual Property whereby the transferor was also the controlling shareholder of the Company. See note 4.

Note 7 – Note Payable

As of December 31, 2013, the Company has a note payable in the amount of $50,000 due to an individual. The note was issued on May 31, 2013, bears eight per cent (8%) annual interest. The note, all principal and accrued interest, is due and payable May 31, 2014.

Note 8 – Subsequent Events

On April 11, 2014, the company entered into a Share Exchange Agreement and Plan of Reorganization (“Agreement”) with OICco Acquisition IV, Inc. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to OICco’s registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 36,000,000 shares of OICco common stock, par value $0.0001 per share (the “Common Stock”) will be issued to VapAria shareholders holding 100% of the issued and outstanding common shares and 500,000 shares of OICco’s to be designated Series A convertible preferred stock (“Preferred Stock”) will be issued to VapAria shareholders holding 100% of the issued and outstanding shares of VapAria’s Series A convertible preferred stock. Upon completion of the foregoing transactions, (i) VapAria will become a wholly-owned subsidiary of OICco, (ii) VapAria’s common stockholders will acquire 72% of the issued and outstanding common stock of OICco, and (iii) VapAria’s holders of its Series A convertible preferred stock will own 100% of the to be issued and outstanding shares of OICco’s Preferred Stock, and (iv) OICco will change its name to VapAria Corporation.

49

VapAria Corporation
(A Development Stage Company)
Balance Sheets

	Mar 31, 2014	December 31,
	(unaudited)	2013

ASSETS
Current Assets
Cash and cash equivalents	$9,774	$2,395
Prepaid expenses	6,000	3,000
Loan to related party	—	6,490
Total Current Assets	15,774	11,885
Intellectual property, net	193,512	196,401

TOTAL ASSETS	$209,286	$208,286

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$10,175	$9,121
Interest payable	3,342	2,356
Note payable	50,000	50,000
Loan from related party	5,510	—
Total Current Liabilities	69,027	61,477

TOTAL LIABILITIES	69,027	61,477

STOCKHOLDERS' EQUITY
Preferred Stock: $0.0001 par value; 1,000,000 shares
authorized; 500,000 shares issued and outstanding	196,401	196,401
Common Stock: $0.01 par value; 100,000,000 shares
authorized; 36,000 shares issued and outstanding	360	360
Additional paid-in capital	100	100
Retained (deficit)	(56,602)	(50,052)

TOTAL STOCKHOLDERS' EQUITY	140,259	146,809

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$209,286	$208,286

See accompanying notes to financial statements

50

VapAria Corporation
(A Development Stage Company)
Statement of Expenses
(unaudited)

	Three Months Ended, March 31, 2014		Period of March 22, 2010 (Inception) to
	2014	2013	March 31, 2014
Operating Expenses
General and Administrative	$6,125	$10	$14,788
Professional Fees	425	—	38,925
Total Operating Expenses	6,550	10	53,713
Net Loss	$(6,550)	$(10)	$(56,602)

Basic and diluted loss per common share	$(0.15)	N/A
Basic and diluted weighted average shares outstanding	17,852	N/A

See accompanying notes to financial statements

51

VapAria Corporation
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
(unaudited)

	Series A Preferred Stock		Common Stock
	Number of shares	$0.0001 Par Value	Number of Shares	$0.01 Par Value	Additional Paid in Capital	Accumulated Deficit	Total
Balance, December 31, 2013	500,000	$196,401	36,000	$360	$100	$(50,052)	$146,809
Net loss, three months ending March 31, 2014	—	—	—	—	—	(6,550)	(6,550)
Balance, March 31, 2014	500,000	$196,401	36,000	$360	$100	$(56,602)	$140,259

See accompanying notes to financial statements

52

VapAria Corporation
(A Development Stage Company)
Statement of Cash Flows
(unaudited)

	Three months ended, March 31		Period of March 22, 2010 (Inception) to
	2014	2013	March 31, 2014
Cash flows from operating activities
Net (loss)	$(6,550)	$(10)	$(56,602)
Adjustments to reconcile net (loss) to net cash provided by operations:
Prepaid Expenses	(3,000)	—	(6,000)
Accounts Payable	1,054	—	10,175
Interest Payable	986	—	3,342
Amortization of IP License	2,889	—	2,889
Net cash used by operating activities	(4,621)	(10)	(46,196)

Investing Activities
Loan to Related Party	6,490	—	—
Net Cash used by investing activities	6,490	—	—

Cash flows from financing activities
Contribution to capital	—		100
Loan from related party	5,510		5,510
Note payable	—	—	50,000
Common stock for cash	—		360
Net Cash provided by financing activities	5,510	—	55,970

Net change in cash	7,379	(10)	9,774
Cash, beginning of period	2,395	75	—
Cash, end of period	$9,774	$65	$9,774

Non cash investing and financing activities
Preferred Stock Issued for Intellectual Property License	—	—	$196,401

See accompanying notes to financial statements

53

VapAria Corporation
(A Development Stage Company)
Notes to Financial Statements
(unaudited)

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of March 31, 2014, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2013 audited financial statements.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

At December 31, 2013 the Company was owed $6,490 from a related party. This was repaid during the quarter. Additionally, during the quarter, the Company entered into a related party loan of $5,510. The amount is unsecured, noninterest bearing, and due on demand.

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